Exhibit 99.1

Investor Contact:	Public Relations Contact:
Brad Cohen Integrated Corporate Relations, Inc. 330/463-6865 http://www.joann.com	Lisa Greb Director, Public Relations Jo-Ann Stores, Inc. 330/463-3442

JO-ANN STORES DIRECTOR ADOPTS 10b5-1 STOCK TRADING PLAN

HUDSON, OH – April 10, 2008 – Jo-Ann Stores, Inc. (NYSE: JAS) today announced that Alan Rosskamm, a Director of Jo-Ann Stores and a member of one of the founding families, has entered into a stock trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under the plan, Rosskamm Family Partners, L.P. and Caneel Bay Partners, L.P., of each of which Mr. Rosskamm is a general partner, may sell shares of Jo-Ann Stores as part of the Rosskamm family long-term asset diversification strategy.

Rule 10b5-1 allows directors and corporate officials to adopt written, pre-arranged stock trading plans when they do not have material, non-public information. Using these plans, insiders can spread stock trades out over an extended period of time to reduce any market impact, while avoiding concerns about the initiation of stock transactions when in possession of material, non-public information.

The transactions under the plan will be publicly disclosed through Form 4 and Form 144 filings with the Securities and Exchange Commission.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 196 large-format stores and 578 small-format stores.